Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in this Registration Statement of Trees Corporation. on Form S-8 (File Nos. 333-225413 and 333-210910) of our report dated April 17, 2023, with respect to our audit of the consolidated financial statements of Trees Corporation as of December 31, 2022, and for the period ended December 31, 2022, appearing in the Annual Report on Form 10-K of Trees Corporation for the year ended December 31, 2022.

/s/ Haynie & Company

Salt Lake City, Utah

April 17, 2023